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                                  EXHIBIT 23.1

                 Independent Auditors' Consent - Peterson & Co.

We consent to the reference of our firm under the caption "Experts" and to the incorporation by reference in this Registration Statement of CardioDynamics International Corporation on Form S-8 (pertaining to 1,000,0000 common shares) and in the related prospectuses of our report dated February 25, 1997 (except for Note 14 as to which the date is March 6, 1997), on the financial statements of CardioDynamics International Corporation for the fiscal year ended November 30, 1996.


                                                       /s/ Peterson & Co.
                                                       ------------------
                                                       PETERSON & CO.

San Diego, California
November 21, 1997